UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2020

WEINGARTEN REALTY INVESTORS

(Exact name of registrant as specified in its charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $.03 par value	WRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Weingarten Realty Investors (the “Company”) is party to a $500 million unsecured revolving credit facility agreement (the “Facility”), with a syndicate of banks pursuant to a credit agreement (the “Credit Agreement”) which was amended and extended on December 11, 2019. A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on December 12, 2019. The material terms of the Facility are also described in Note 6 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. As of December 31, 2019, the Company had no outstanding borrowings under the Facility.

On March 23, 2020, the Company withdrew the remaining $482 million available under the Facility to increase liquidity and preserve financial flexibility in light of the current uncertainty surrounding the impact of COVID-19.

Item 7.01 Regulation FD Disclosure

On March 23, 2020, the Company issued a press release announcing the drawdown under its Facility and the withdrawal of its fiscal 2020 guidance provided on February 25, 2020 due to increased uncertainty surrounding the impact of COVID-19. The Company is not providing updated guidance at this time. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

The following are furnished as exhibits to this report:

99.1	Press Release dated March 23, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2020

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/
Chief Accounting Officer

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